UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RMB INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Shareholder Services

Shareholder Name Address 1 Address 2 Address 3 Address 4

Dear Shareholder:

We have tried unsuccessfully to contact you regarding the Special Meeting of Shareholders to vote on very important matters related to your investment in the RMB Investors Trust (formerly Burnham Investors Trust). The original meeting scheduled for September 15th, 2016 has been adjourned to September 29, 2016.

These matters relate to important operating initiatives for the RMB Investors Trust which require your response.

It is very important that we speak to you regarding these matters. The call will only take a few moments of your time and there is no confidential information required.

Please contact AST Funds Solutions at (800) 761-6523 Extension 10954 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your assistance.

Sincerely,

Margaret M. Eisen

Chair, Board of Trustees

REFERENCE NUMBER: 123456789

RMB INVESTORS TRUST

115 SOUTH LASALLE STREET, 34TH FLOOR, CHICAGO, IL 60603

REGNOBO